                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH
                                   12, 1998)
                                     PROSPECTUS NUMBER: 1696


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $100,000,000


CUSIP NUMBER:            59018S F41


INTEREST RATE:           6.18000%


ORIGINAL ISSUE DATE:     April 20, 1998


STATED MATURITY DATE:    April 20, 2004


INTEREST PAYMENT DATES:  Each April 20th and October 20th, commencing on October 20, 1998 the Stated
                         Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   April 15, 1998

